CERTIFICATIONS UNDER SECTION 906

Pursuant  to  section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of FTS Group, Inc. a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report for the quarter ended June 30, 2004 (the "Form 10-QSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August  20,  2004




By /s/  Scott  Gallagher
      ----------------------
       Scott  Gallagher
        Chief  Executive  Officer

By  /s/  Linda  Ehlen
   --------------------
         Linda  Ehlen
         Chief  Financial  Officer